EXHIBIT 10.10

COACH, INC.
2000 STOCK INCENTIVE PLAN
(Amended and Restated as of September 4, 2001)

         The Coach, Inc. 2000 Stock Incentive Plan was originally approved by the Board of Directors of Coach, Inc. on June 23, 2000 and was originally approved by the stockholders of Coach, Inc. on June 29, 2000. In furtherance of the purposes of said plan and in order to amend said plan in certain respects, the plan has been amended and restated in its entirety, effective as of September 4, 2001. This amendment and restatement constitutes a complete amendment, restatement and continuation of the Coach, Inc. 2000 Stock Incentive Plan.

ARTICLE I — PURPOSES

         The purposes of the Coach, Inc. 2000 Stock Incentive Plan are to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract and retain highly competent officers and employees, and to provide a means to encourage stock ownership and proprietary interest in the Company. The Stock Incentive Plan is intended to provide Plan participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and, when applicable should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

ARTICLE II — DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         (a)  “Award ” means, individually or in the aggregate, an award granted to a Participant under the Plan in the form of an Option, a Stock Award, or an SAR, or any combination of the foregoing.

         (b)  “Board ” means the Board of Directors of Coach, Inc.

         (c)  “Change of Control ” has the meaning set forth in Article X.

         (d)  “Committee ” means the Compensation and Employee Benefits Committee of the Board, a subcommittee thereof, or such other committee as may be appointed by the Board. The Committee shall be comprised of three (3) or more members of the Board, each of whom is both a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Code.

         (e)  “Company ” means Coach, Inc., a Maryland corporation, or any entity that is directly or indirectly controlled by Coach, Inc. and its subsidiaries.

         (f) “Exchange Act ” means the Securities Exchange Act of 1934, as amended.

< P>         (g)  “Fair Market Value ” means the average of the highest and lowest sale prices of a Share on the New York Stock Exchange Composite Transactions Tape on the date of determination, provided that if there should be no sales of Shares reported on such date, the Fair Market Value of a Share on such date shall be the average of the highest and lowest sale prices of a Share on such Composite Tape for the last preceding date on which sales of Shares were reported and, provided further, that the Fair Market Value of Shares on the date on which the Company first issues Shares to the public that are required to be registered under the Exchange Act (the “IPO”) shall be the initial offering price of Shares on such date. In the event that Shares are not traded on the New York Stock Exchange as of a given date, the Fair Market Value of a Share as of such date shall be established by the Committee acting in good faith.

         (h)  “Incentive Stock Option ” means a stock option that complies with Section 422 of the Code, or any successor law.

         (i)  “Non-Qualified Stock Option ” means a stock option that does not meet the requirements of Section 422 of the Code, or any successor law.

         (j)  “Option ” means an option awarded under Article VI to purchase Shares. An option may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

         (k)  “Participant ” means any of the following individuals designated by the Committee as eligible to receive an Award or Awards under the Plan: (i) an officer or key employee of the Company at or above the “director” level, (ii) all other employees of the Company, including, but not limited to, Regional Managers, District Managers, Area Managers and Store Managers in the Company’s Retail Division, (iii) a person expected to become an employee of the Company, or (iv) a former officer or employee of the Company for the purposes of adjustments to Awards pursuant to Article V(b) of the Plan. Notwithstanding the foregoing, an employee of the Company who terminated employment prior to the Company’s IPO shall not be eligible to receive new Awards under the Plan, except to the extent such employee is subsequently rehired by the Company and is eligible to become a Participant in the Plan under (i), (ii) or (iii) above.

         (l)  “Plan ” means this Coach, Inc. 2000 Stock Incentive Plan, as amended and restated effective as of September 4, 2001, and as may be further amended from time to time.

         (m)  “Prior Plans ” means the Sara Lee Corporation 1989 Incentive Stock Plan, the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan, the Sara Lee Corporation 1998 Long-Term Incentive Plan and the Sara Lee Corporation Share 2000 Global Stock Plan, as they may be amended and restated from time to time.

         (n)  “SAR” means a stock appreciation right.

         (o)  “Shares ” means shares of Coach, Inc. common stock, par value $0.01 per share.

         (p)  “Stock Award ” means an Award made under Article VI(a)(iii).

ARTICLE III — EFFECTIVE DATE AND DURATION

         The Plan became effective on June 29, 2000, the date it was approved by the sole stockholder of the Company, and was amended and restated in its entirety effective as of September 4, 2001. Unless sooner terminated by the Board, the Plan shall expire when Shares are no longer available for the grant, exercise or settlement of Awards.

ARTICLE IV — ADMINISTRATION

         The Committee shall be responsible for administering the Plan, and shall have full power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or appropriate. This power includes, but is not limited to, selecting Award recipients, establishing all Award terms and conditions, adopting procedures and regulations governing Awards, and making all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with a purchase price that is less than the purchase price of the original Option or SAR. All decisions made by the Committee shall be final and binding on all persons.

         The Committee may delegate some or all of its power to the Chairman and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

ARTICLE V — AVAILABLE SHARES

         (a)  Limitations - Subject to Article V(b) of the Plan, the aggregate number of Shares which may be delivered to participants under the Plan shall be seven-million four-hundred thousand seven-hundred and ninety-two (7,400,792) Shares, reduced by the aggregate number of Shares which become subject to outstanding Awards; provided, that the number of Shares subject to Awards that are granted in substitution of an option or other award (a “Substitute Award”) issued under the Prior Plans or by an entity acquired by (or whose assets are acquired by) the Company shall not reduce the number of Shares available under the Plan. To the extent that Shares subject to an outstanding Award are not delivered to a participant by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the tendering or withholding of Shares to satisfy all or a portion the tax withholding obligations relating to an Award, and to the extent Shares are purchased by the Company with the amount of cash obtained upon the exercise of Options, then such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If the exercise price of any Option granted under the Plan or any Prior Plan is satisfied by tendering Shares (by actual delivery or attestation), only the number of Shares issued to the participant net of the Shares tendered shall be deemed to be delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

         The aggregate number of Shares that may be used in settlement or payment of Stock Awards is one-million four hundred eighty-thousand one-hundred and fifty-eight (1,480,158) Shares. The number of Shares for which Awards may be granted to any person over the term of the Plan shall not exceed one- one-million four hundred eighty-thousand one-hundred and fifty-eight (1,480,158) Shares; provided, that such limit shall be five-hundred thousand (500,000) Shares with respect to the calendar year in which such person begins service as the Chief Executive Officer of the Company; and provided, further, that neither limit shall include any Restoration Options and the number of Shares for which Restoration Options may be granted to any person in any calendar year shall not exceed five-hundred thousand (500,000) Shares. Issued Shares shall consist of authorized and unissued Shares, or treasury Shares, and no fractional Shares shall be issued. Cash may be paid in lieu of any fractional Shares in settlement of Awards.

         (b)  Adjustments - In the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of any or all of the assets of the Company to stockholders, or any other similar change or event, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change or event shall be made with respect to the number and class of securities available under the Plan, the limits under Article V(a), the number and class of securities subject to each outstanding Option and the purchase price per security, the terms of each outstanding SAR, and the number and class of securities subject to each outstanding Stock Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an Award, the Company shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such Award.

ARTICLE VI — AWARDS

         (a)  General - The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem, and either individually or on the basis of designated groups or categories. In the sole discretion of the Committee, Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under the Prior Plans or any other compensation plan of the Company, including a plan of any entity acquired by (or whose assets are acquired by) the Company. The types of Awards that may be granted under the Plan are:

                  (i) Options - An Option shall represent the right to purchase a specified number of Shares during a specified period up to ten (10) years as determined by the Committee. The purchase price per Share for each Option shall not be less than one-hundred percent (100%) of the Fair Market Value on the date of grant; provided, that a Substitute Award may be granted with a purchase price per Share that is intended to preserve the economic value of the award being replaced. If an Option is granted retroactively in substitution for an SAR, the Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the SAR. An Option may be in the form of an Incentive Stock Option, or a Non-Qualified Stock Option, as determined by the Committee; provided that Founders’ Grants shall always be Non-Qualified Stock Options. The Shares covered by an Option may be purchased, in accordance with the applicable Award agreement, by cash payment or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Shares owned at least six (6) months, valued at the Fair Market Value at the date of exercise; (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of an Option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligation resulting from such exercise, or (iii) any combination of the above. The Committee may grant Options that provide for the grant of a restoration option (“Restoration Options”) if the exercise price and tax withholding obligations are satisfied by tendering (either actually or by attestation) Shares to, or having Shares withheld by, the Company. The Restoration Option would cover the number of Shares tendered or withheld, would have an option purchase price per Share set at the market price of the shares tendered or withheld as described in the previous sentence (determined, if applicable, as the price at which such shares are sold into the market), and would have a term equal to the remaining term of the original Option. No person may be granted Restoration Options more than twice in any calendar year.

                  (ii) SARs - An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the grant date of the SAR, as set forth in the Award agreement, except that if an SAR is granted retroactively in substitution for an Option, the designated Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the Option.

                  (iii) Stock Awards - A Stock Award shall represent an Award made in or valued in whole or in part by reference to Shares, such as performance shares or units or phantom shares or units. Stock Awards may be payable in whole or in part in Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee and set forth in the Award agreement or other plan or document, which may include, but are not limited to, continuous service with the Company and/or the achievement of one or more performance goals. The performance criteria that may be used by the Committee in granting Stock Awards contingent on performance goals shall consist of total stockholder return, appreciation in the fair market value of the Company’s stock, net sales growth, net revenue, EBITDA, gross margin, cost reductions or savings, funds from operations, operating income, income before income taxes, net income, income per share (basic or diluted), earnings per share (basic or diluted) profitability as measured by return ratios, including return on invested capital, return on equity, return on sales and return on investment, cash flows, market share or cost reduction goals. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on Company or business unit performance, or based on comparative performance with other companies.

ARTICLE VII — DIVIDENDS AND DIVIDEND EQUIVALENTS

         The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account under a deferred compensation plan maintained by the Company (to the extent permitted under such deferred compensation plan). Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE VIII — PAYMENTS AND PAYMENT DEFERRALS

         Payment of Awards may be in the form of cash, Shares, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Share equivalents.

ARTICLE IX — TRANSFERABILITY

         Unless otherwise specified in an Award agreement, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. The interests of Participants under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act, or pursuant to an agreement between a Participant and the Company, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

ARTICLE X — CHANGE OF CONTROL

         Immediately prior to any Change of Control (as defined below) all Options and SARs previously granted to any Participant shall become fully vested and exercisable and all restrictions with respect to any Stock Awards previously granted to any Participant shall lapse. The phrase “immediately prior to any Change of Control” shall be understood to mean sufficiently in advance of a Change of Control to permit Participants to take all steps reasonably necessary to exercise all Options and SARs and to deal with the Shares underlying all Stock Awards so that all Awards and Shares issuable with respect thereto may be treated in the same manner as the shares of stock of other shareholders in connection with the Change of Control.

         A “Change of Control” shall occur when:

                  (a) A “Person” (which term, when used in this Article X, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Company) is or becomes, without the prior consent of a majority of the Continuing Directors (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

                  (b) The stockholders of the Company approve and the Company consummates a reorganization, merger or consolidation of the Company or the Company sells, or otherwise disposes of, all or substantially all of the Company’s property and assets, or the Company liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or

                  (c) The individuals who are Continuing Directors of the Company (as defined below) cease for any reason to constitute at least a majority of the Board of the Company.

                  (d) For purposes of this Article X, (i) the term “Continuing Director” means (A) any member of the Board who is a member of the Board immediately after the issuance of any class of securities of the Company that are required to be registered under Section 12 of the Exchange Act, or (B) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended by a majority of the Continuing Directors and (ii) the term “Voting Stock” means all capital stock of the Company which by its terms may be voted on all matters submitted to stockholders of the Company generally.

ARTICLE XI — AWARD AGREEMENTS

         Awards must be evidenced by an agreement (or rules, in the case of Founders’ Grants or any “Employee Options” or “Executive Options” as defined in the Written Consent of the Committee in Lieu of Special Meeting dated March 2, 2001) that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such agreement by a Participant, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms of the Award.

ARTICLE XII — AMENDMENTS

         The Board may amend the Plan at any time as it deems necessary or appropriate, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would increase the maximum number of Shares available under the Plan (subject to Article V(b)), or effect any change inconsistent with Section 422 of the Code. No amendment may impair the rights of a holder of an outstanding Award without the consent of such holder. The Board may suspend the Plan or discontinue the Plan at any time; provided, that no such action shall adversely affect any outstanding Award.

ARTICLE XIII — MISCELLANEOUS PROVISIONS

         (a)  Employment Rights - The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ or service of the Company on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

         (b)  Governing Law - Except to the extent superseded by the laws of the United States, the laws of the State of Maryland, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

         (c)  Severability - In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

         (d)  Withholding – The Company shall have the right to withhold from any amounts payable under the Plan all federal, state, foreign, city and local taxes as shall be legally required using statutory rates.

         (e)  Effect on Other Plans or Agreements - Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

         (f)  Foreign Employees - Without amending the Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its subsidiaries operates or has employees.

* * * * *

         I hereby certify that the Plan was originally approved by the Board of Directors of Coach, Inc. on June 23, 2000 and was originally approved by the stockholders of Coach, Inc. on June 29, 2000.

         I hereby certify that the Plan, as amended and restated in its entirety, was approved by the by the Board of Directors of Coach, Inc., effective as of September 4, 2001.

         Executed on this fourth day of September, 2001.

Carole P. Sadler Secretary